UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

June 17, 2008

Date of Report (Date of earliest event reported)

BASIN WATER, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51991	20-4736881
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8731 Prestige Court Rancho Cucamonga, CA	91730
(Address of principal executive offices)	(Zip Code)

(909) 481-6800

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in Item 5.02 below is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of W. Christopher Chisholm as Vice President and Chief Financial Officer

On June 17, 2008 (the “Effective Date”), Basin Water, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with W. Christopher Chisholm, who will serve as the Company’s Vice President and Chief Financial Officer. Thomas C. Tekulve, the Company’s former Chief Financial Officer, Chief Administrative Officer, Treasurer and Assistant Secretary, has accepted a position with the Company as its Vice President of Finance-Business Development.

From 2003 to 2008, Mr. Chisholm, 49, served as Executive Vice President, Finance & Administration and Chief Financial Officer of Veolia Water North America. In this role, Mr. Chisholm was responsible for all financial and administrative matters relating to a business with approximately $700 million in annual revenues from operations, engineering and capital program management activities in the United States, Canada and the Caribbean region. Subsequent to the 1999 acquisition of U.S. Filter by Veolia Environnement, Mr. Chisholm served as Executive Vice President, Finance of U.S. Filter until 2003. In 1997, Mr. Chisholm joined United States Filter Corporation (prior to becoming Veolia Water) as its Vice President and Group Controller for North American operations and later served as Vice President and Chief Financial Officer of U.S. Filter’s Water & Wastewater Group until 1999. From 1991 to 1997, Mr. Chisholm served as Vice President and Chief Financial Officer of Mobley Environmental Services, which was acquired in 1997 by U.S. Filter. Prior to his career in the environmental and water industries, Mr. Chisholm spent 11 years in the audit practice of KPMG, an international public accounting and consulting firm, serving clients in a wide variety of industries. Mr. Chisholm is an accounting graduate of Northeast Louisiana University and obtained his certification as a Certified Public Accountant in 1981.

The Employment Agreement has a term of three years and provides that Mr. Chisholm will receive a salary of $265,000 per year. Mr. Chisholm will also be eligible for an annual bonus ranging from 15% to 75% of his base salary depending on whether the Company meets certain annual targeted revenue and net income targets set by the Company’s Compensation Committee.

Under the Employment Agreement, Mr. Chisholm received a restricted stock award of 150,000 shares of the Company’s common stock, which will vest as follows: 25,000 shares will vest on December 31, 2008, 50,000 shares will vest on December 31, 2009 and 75,000 shares will vest on December 31, 2010. Mr. Chisholm also received an option to purchase 43,240 shares of the Company’s common stock, with an exercise price equal to $4.29, which was the closing price of the Company’s common stock on The NASDAQ Global Market on the Effective Date, as to which one-third of the shares will vest on each of the first, second and third anniversaries of the Effective Date. The restricted stock award and option grant was made pursuant to the Company’s 2006 Equity Incentive Award Plan.

The Employment Agreement also provides that (a) the vesting of 100% of Mr. Chisholm’s stock awards will be accelerated immediately prior to a change in control (as defined in the Employment Agreement) of the Company (which amount will equal 25% in the event of a change in control within six months following the Effective Date) and (b) the vesting of 100% of Mr. Chisholm’s stock awards (other than the performance vesting awards, if any) will be accelerated immediately if Mr. Chisholm is terminated without cause or resigns for good reason (each as defined in the Employment Agreement). In addition, if Mr. Chisholm is terminated without cause or leaves the Company’s employment for good reason (as defined in the Employment Agreement), then conditioned upon his signing a release, he shall be entitled to (a) severance of twelve months’ base salary following the date of termination, (b) an amount equal to the bonus for the year in which the termination occurs, prorated for the period of his employment during that year, (c) continued healthcare benefits for such period and (d) outplacement services of $15,000. If such termination without cause or for good reason occurs within 24 months following a change in control, Mr. Chisholm will be entitled to the same amounts set forth above, except that instead of a prorated bonus, Mr. Chisholm will be eligible to receive an amount equal to his entire annual bonus for the year in which the termination occurs and the vesting of 100% of Mr. Chisholm’s stock awards (including performance vesting awards, if any) will be accelerated immediately (unless such termination occurs following a change in control and within six months following the Effective Date, in which case Mr. Chisholm will not receive any additional accelerated vesting as a result of his termination or resignation).

Mr. Chisholm was not selected as Vice President and Chief Financial Officer pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Chisholm and any of the Company’s other directors or executive officers. There have been no related party transactions between the Company and Mr. Chisholm reportable under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, which is filed as Exhibit 10.32 to this report, and incorporated herein by reference.

Appointment of Mr. Tekulve as Vice President of Finance-Business Development

In connection with Mr. Chisholm’s appointment as Vice President and Chief Financial Officer of the Company, Mr. Tekulve assumed the position of Vice President of Finance-Business Development, reporting to Mr. Chisholm. In this role, Mr. Tekulve is expected to help guide the expansion of the Company’s sales and service operations by directing project risk assessment, financing and development of new business based upon the Company’s low lifecycle cost and pay-for-performance model. Pursuant to an amendment to Mr. Tekulve’s employment agreement, if Mr. Tekulve resigns from this position at the Company prior to December 31, 2008, he will have the right to receive (a) severance of twelve months’ base salary following the date of resignation, (b) an amount equal to the target bonus for the year in which the resignation occurs, (c) continued healthcare benefits for such period and (d) outplacement services of $15,000. In addition, if Mr. Tekulve resigns prior to December 31, 2008, his outstanding stock options will be exercisable until the later of thirty (30) days after Mr. Tekulve’s separation from the Company or July 1, 2011.

A copy of the Company’s press release announcing the changes in the Company’s management team is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are furnished herewith:

Exhibit No.	Document
10.32	Employment Agreement between W. Christopher Chisholm and Basin Water, Inc. dated June 17, 2008.

99.1	Press Release dated June 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASIN WATER, INC.
(Registrant)

Date: June 23, 2008	BY:	/s/ Michael M. Stark
Michael M. Stark
President and Chief Executive Officer

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